CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.


                                    AGREEMENT


         THIS AGREEMENT is made the 25th day of September, 1998 by and between [***], a Delaware corporation, and its subsidiaries ([***]) and Medwave, Inc., a Minnesota corporation ("MEDWAVE").

         WHEREAS, MEDWAVE and [***] have discussed a possible transaction involving the hand-held, non-invasive, cuffless blood pressure monitor for personal use and for point-of-care use by physicians, nurses and other health care professionals developed by MEDWAVE; and

         WHEREAS, for the purpose of this Agreement, the term "Field" shall be defined as the hand-held, non-invasive, cuffless blood pressure monitor for personal use and for point-of-care use by physicians, nurses and other health care professionals developed by MEDWAVE prior to or during the Exclusive Evaluation Period; and

         WHEREAS, [***]

         WHEREAS, [***], if it determines that products in the Field are commercially marketable, would like to enter into a transaction with MEDWAVE that could involve an exclusive global license agreement or an acquisition of the assets or capital stock of MEDWAVE;

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the parties agree as follows:

1. Exclusive Evaluation Period.

         From the date of this agreement and for a period of six months from the date MEDWAVE delivers to [***] five (5) working prototypes of the products in the Field ("Prototypes"); MEDWAVE will: (a) refrain from having, or suspend any further discussions with third parties relating to, any business transaction involving the Field, or the sale of capital stock, merger or substantially all of the assets of MEDWAVE (except with respect to investments by individuals, financial Institutions or investment funds), subject to Section 10 below; (b) not enter into any transaction with any other party relating to the foregoing subject matters (except investments by individuals, financial institutions and investment funds), subject to Section 10 below; and (c) not demonstrate products in the Field to any other party; provided that the foregoing shall not prohibit MEDWAVE from gathering data with respect to the products' performance, having clinical studies and evaluations conducted or engaging in related activities with respect to regulatory approvals and consumer evaluations of the products. MEDWAVE will deliver the Prototypes to [***] by no later than [***],

2. Consideration for Exclusive Evaluation Period.

         In consideration of MEDWAVE agreeing to the Exclusive Evaluation Period described in Section 1 above, [***] agrees to pay MEDWAVE the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) within seven (7) business days of receipt by [***] of this fully executed Agreement.

3. Credit Against Future Royalties or Purchase Price.

         In the event [***] enters into a license agreement with MEDWAVE with respect to products in the Field or agrees to acquire the capital stock of MEDWAVE, or substantially all of the assets of or merge with MEDWAVE, the consideration paid for the Exclusive Evaluation Period, will be credited against any future royalties and similar fees owed by [***] or the purchase price paid by [***].

4. Cooperation of MEDWAVE.

         During the Exclusive Evaluation Period, MEDWAVE agrees to undertake the following:

         a. cause its employees to cooperate and consult with [***] about products in the Field as reasonably requested by [***];

         b. provide to [***] all information, data, specifications, test results, and design criteria related to products in the Field as set forth in Exhibit A;

         c. continue to file, prosecute, and maintain as reasonably necessary patent applications in the United States and specified foreign jurisdictions relating to the Field;

         d. provide to [***] its business plans, current operating results and projections for its Point-Of-Care business.

5. License or Purchase Agreement.

         In the event [***] determines in its sole discretion to make an offer to MEDWAVE to license products in the Field on an exclusive worldwide basis or to acquire the stock or assets or merge with MEDWAVE, both parties agree to enter into negotiations during the term of this Agreement on a good faith basis.

6.Confidentiality

         a. Confidential information, including information about the MEDWAVE business, financial condition, customers and suppliers, which is not claimed to be a Trade Secret by MEDWAVE, received by [***] from MEDWAVE, will be subject to the terms of the Disclosure Agreement between the parties dated October 28, 1997 which shall continue in effect for one additional year beyond its original term,

         b. [***] agrees to maintain as confidential, and not to use for any purpose other than the fulfillment of this Agreement, for a period of four (4) years from the date of this Agreement, any information, date, or specifications which are reduced to writing and labeled "MEDWAVE Trade Secrets" before disclosure and which Will not be disclosed to [***] unless [***] specifically asks for such disclosure in writing. For the purpose of this provision, Trade Secrets shall consist of data, formulae, processes or devices that are not published or divulged and that give an advantage over competitors. The information requested by [***] on Exhibit A shall not be considered Trade Secrets of MEDWAVE.

         c. Except as required by law or consented to in writing by the other party, neither party to this Agreement shall: a) reveal that MEDWAVE is working with [***]; b) use the [***] or MEDWAVE name in any form of publicity or advertising directly or indirectly; c) disclose to others that [***] may have a possible interest in MEDWAVE or MEDWAVE'S technology: d) disclose that [***] has visited MEDWAVE'S facility; or e) disclose that MEDWAVE may prepare or have prepared Prototypes for evaluation by [***]. In the event disclosure of the above events is required by law, the disclosing party will notify the other party in advance,

         d. The mutual obligations of confidentiality shall survive the termination of this Agreement.

7. Improvements to Products in the Field.

         Any improvements to products in the Field, or any new ideas, conceptions, reductions to practice or inventions of [***] or MEDWAVE, their employees, consultants and agents, relating to the Field developed by either party during the Exclusive Evaluation Period shall be the sole and exclusive property of MEDWAVE.

         a. MEDWAVE warrants that it has retained all of its right, title and interest in and to its existing ideas, conceptions and inventions relating to products in the Field. MEDWAVE further warrants that there are no outstanding encumbrances or agreements, either oral or implied, inconsistent herewith and that it has not granted and will not grant during the term of this agreement, and during the period covered by any License Agreement, or any renewal thereof, any similar right, license, consent or privilege with respect to products in the Field.

         b. MEDWAVE warrants that it has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         c. MEDWAVE warrants that there are, to its knowledge, no pending claims by any third party that: (i) it has rights in the products in the Field, (ii) MEDWAVE has infringed the rights of any third party with respect to products in the Field, or (iii) MEDWAVE has interfered with the rights of any third party with respect to products in the Field.

9. No Other Representations.

         By executing this Agreement, MEDWAVE acknowledges that [***].

10. Break-up Fee.

         In the event the board of directors of MEDWAVE, in the exercise of its fiduciary duties, causes MEDWAVE, during the Exclusive Evaluation Period, to:
(a) sell or hypothecate all or substantially all of the assets of MEDWAVE to a third party; (b) enter into an agreement to merge with a third party; or (c) enter into an agreement in which a third party agrees to acquire more than five percent (5%) of the voting equity of MEDWAVE (except investments by individuals, financial institutions or investment funds); MEDWAVE will pay to [***] as liquidated damages the sum of FIVE MILLION DOLLARS ($5,000,000).


11. Indemnification.

         a. MEDWAVE will indemnify and hold harmless [***] and its directors, officers, employees, agents, affiliates, successors and assigns from and against any claims, suits, damages and costs, including reasonable attorneys' fees, resulting from or arising out of a breach of the warranties set forth in Section 8 above.

         b. [***] will indemnify and hold harmless MEDWAVE and its directors, officers, employees, agents, affiliates, successors and assigns from and against any claims, suits, damages and costs, including reasonable attorneys' fees, resulting from any testing or evaluation by Gillette, its consultants and agents of the Prototypes.

12. Notices.

         Any notices required under this Agreement shall be given by certified mail, postage prepaid, sent to the parties at the following addresses, or by such other means or at such other addresses as either party may advise in writing:

         To MEDWAVE:

                     Medwave, Inc.
                     4382 Round Lake Road West
                     Arden Hills, MN 55112-3923
                     Attention: G. Kent Archibald
                                President and Chief Executive Officer

                     Keith Libbey, Esq.
                     Fredrickson & Byron, P.A.
                     900 Second Avenue South
                     Suite 1100
                     Minneapolis, MN 55402

         To [***]:

                     [***]

                     and

                     [***]





13. Governing Law.

         This Agreement shall be interpreted in accordance with the laws of the State of Delaware.

14. Entire Agreement.

         This Agreement constitutes the entire agreement between the parties and supersedes all previous understandings, representations and agreements between the parties, whether written or oral.

15. No Assignment.

         This Agreement shall not be assigned nor the duties delegated without the expressed written consent of the other party. This Agreement shall inure to the benefit of the heirs, successors and expressly permitted assigns of the parties hereto.

16. Severability.

         In the event a court of competent jurisdiction holds a provision of this Agreement invalid or unenforceable, such provision shall be considered separate from the remaining provisions of this Agreement which shall remain in full force and effect.

17. No Waiver.

         Any failure by either party to enforce a provision of this Agreement shall not constitute a waiver of any other right of either party under the terms of this Agreement.

18. Independent Parties.

         Nothing contained in this Agreement shall be construed to authorize one party to obligate or bind the other party. Both parties are independent of the other and there exists no relationship between the parties other than as specifically set forth in this Agreement.

         IN WITNESS WHEREOF, the parties, intending to be bound hereby, have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

         Medwave, Inc,                           [***]

         By________________                      By________________

         Its_________________                    Its Vice President, New
                                                     Business Development

EXHIBIT A
Medwave, Inc.: Clinical Evaluation of Blood Pressure Monitor

Basic requirements for performing a clinical study with the BPM prototype:

1. Two or more prototypes.

2. Documentation of previous clinical studies with the Medwave blood pressure monitor, i.e.
      Investigator's Brochure
      Protocol(s) and Patient Informed Consent Form(s)
      Final Report(s) for Vasotrac 205, Reports for handheld device as developed

3. [***]

4. Declaration of conformity (if available)

5. Declaration of substantial equivalence (if available)

6. Risk Analysis

7. Literature and publications

8. Following information on the prototype, if not contained in the Investigator's Brochure:

     o a general description of the device, and its functional components with the rationale of the design, and the scientific concepts on which it is based (as of today only available for APM-205);

     o an explanation of how the device functions and the manufacturer's instructions for use;

     o    the description of the intended performance of the device;

     o a brief description of the manufacturing process of the device if this enhances the understanding of the device as far as the safety is concerned (except manufacturing processes which need to be tracked);

     o previous clinical investigation or marketing history, if any, with any reason for recall relating to safety of the device or the performance of the device; a description of the materials used in the device, a summary of in vitro, ex vivo and in vivo data relevant to the device, preclinical biological studies, non-clinical laboratory studies and animal studies;

     o    a list of standards, if any, complied with in full or in part;

     o a statement affirming that the device complies with relevant legal requirements apart from those requirements which the clinical investigation is intended to fulfil and that every reasonable precaution has been taken to protect the health and safety of subjects (as of today only available for Vasotrac APM 205)

Proposed Agenda for Kick-off Meeting with Medwave [***]

Purpose of Meeting: Technical in-depth discussion of Vasotrac 300 (handheld design)

1. System review

     o    Pressure transducer

     o Design aspects of sensor unit used in the current prototype (detailed discussion of construction)

     o Discussion of possible design alternatives which do not touch information regarded as trade secret by Medwave o Performance requirements of analog signal conditioning and A/D-conversion

     o    [***]

     o Implementation of software: minimum requirements of controller performance

     o    User interface conception

2. Manufacturability of sensor unit

     o    Key aspects of fabrication process/Process specifications

     o    Visit to production facilities

3. Cost calculation of actual device (handheld prototype)

     o    Discussion of part list and component costs

     o    Actual production costs

4. Status of development of Medwave's prototypes/Timelines/Approbation roadmap

5. Fixing of next steps

Corporate Quality:

- component tests of the critical sensor parts
- reliability test of the device
- aging test for prototype
- storage test / climate test (as soon as available)
- accuracy tests regarding all requirements concerning the specified operating ambient conditions (within valid range of: pressure, temperature, humidity) (as soon as available)
- incoming inspection procedures for the critical parts
- final inspection procedure after assembly of the sensor (only the process, not the limiting values)
- [***]

- [***]

 -Biocompatibility, are there any test results and material data sheets from the supplier or biocompatibility tests available for the used Latex - material and the black rubber ring?

- [***]

- If available: Flow chart of the assembly of the sensor/ Sensor process specification


* Confidential portions of this document indicated by [***] have been omitted and filed separately with the Commission.